UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 2, 2025
Federal National Mortgage Association
(Exact name of registrant as specified in its charter)
 Fannie Mae

Federally chartered corporation	0-50231	52-0883107	1100 15th Street, NW			800	232-6643
			Washington,	DC	20005
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)	(Address of principal executive offices, including zip code)			(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 1.01 Entry into a Material Definitive Agreement.
Letter Agreement with Treasury
On January 2, 2025, Fannie Mae, through the Federal Housing Finance Agency (“FHFA”), acting on Fannie Mae’s behalf in its capacity as conservator, and the United States Department of the Treasury (“Treasury”) entered into a letter agreement (the “January 2025 Letter Agreement”). The January 2025 Letter Agreement modified certain provisions of the Amended and Restated Senior Preferred Stock Purchase Agreement, as amended, between Fannie Mae and Treasury (which we refer to as the “SPSPA”), as well as certain terms of the Variable Liquidation Preference Senior Preferred Stock, Series 2008-2 (which we refer to as the “senior preferred stock”) and the Warrant to Purchase Common Stock, dated September 7, 2008 (which we refer to as the “warrant”), that Fannie Mae issued to Treasury in connection with the execution of the SPSPA in 2008. We describe the terms of the SPSPA, the senior preferred stock and the warrant prior to these modifications in our annual report on Form 10-K for the year ended December 31, 2023 (the “2023 Form 10-K”) in “Business—Conservatorship and Treasury Agreements,” “Note 2, Conservatorship, Senior Preferred Stock Purchase Agreement and Related Matters—Senior Preferred Stock Purchase Agreement” and “Note 12, Equity.”
Senior Preferred Stock Purchase Agreement Modifications
The January 2025 Letter Agreement’s modifications to the SPSPA include the following:
•Removal of Suspended Covenants. The January 2025 Letter Agreement removed the restrictive covenants in the SPSPA that had previously been suspended by a September 14, 2021 letter agreement. These covenants are listed below:
◦Section 5.12(c)—relating to the single counterparty volume cap on single-family acquisitions for cash;
◦Section 5.13—relating to the limit on multifamily volume;
◦Section 5.14(a)—relating to the limit on specified higher-risk single-family acquisitions; and
◦Section 5.14(b)—relating to the limit on acquisitions of single-family mortgage loans backed by investment properties or second homes.
These suspended restrictive covenants are described in more detail in our 2023 Form 10-K in “Note 2, Conservatorship, Senior Preferred Stock Purchase Agreement and Related Matters—Senior Preferred Stock Purchase Agreement—Suspended Covenants.”
•Additional Limits on Ability to Exit Conservatorship Without Prior Treasury Consent. The January 2025 Letter Agreement amended Article 5.3 of the SPSPA to remove a provision that permitted FHFA to terminate our conservatorship without Treasury’s prior written consent if the following conditions were met: (a) all currently pending significant litigation relating to the conservatorship and the August 2012 amendment to the SPSPA has been resolved; and (b) for two or more consecutive quarters, our common equity tier 1 capital, together with any stockholder equity that would result from a firm commitment public underwritten offering of common stock which is fully consummated concurrent with the termination of conservatorship, equals or exceeds at least 3% of our adjusted total assets. The January 2025 Letter Agreement also amended Article 5.3 of the SPSPA to modify a provision that permitted our exit from conservatorship without Treasury’s prior written consent in connection with either a discretionary or mandatory receivership. As modified, Article 5.3 now requires Treasury’s prior written consent for the termination of our conservatorship in all cases other than a mandatory receivership.
•Compliance with Enterprise Regulatory Capital Framework. The January 2025 Letter Agreement modified Article 5.15 of the SPSPA and the associated definition of “Enterprise Regulatory Capital Framework” in Article 1 of the SPSPA to require our compliance with the terms of the enterprise regulatory capital framework as amended from time to time. Prior to this modification, the SPSPA required our compliance with the terms of the enterprise regulatory capital framework as published in the Federal Register on December 17, 2020, disregarding any subsequent amendment or other modifications to that rule.
•Consolidation and Accounting Standard References. The January 2025 Letter Agreement modified the definition of “Mortgage Assets” in Article 1 of the SPSPA to clarify that the exclusion of the effect of consolidation of Fannie Mae’s mortgage-backed security trusts into Fannie Mae’s financial statements applies only for purposes of the restrictive covenants related to indebtedness (Article 5.5 of the SPSPA) and mortgage assets (Article 5.7 of the SPSPA). In addition, the January 2025 Letter Agreement modified the definitions of “Indebtedness” and “Mortgage Assets” in Article 1 to remove outdated Statement of Financial Accounting Standards references.
Senior Preferred Stock Certificate Correction
The January 2025 Letter Agreement corrected the senior preferred stock certificate’s recital of Fannie Mae capital stock outstanding to: (a) add a reference to Fannie Mae’s 8.25% Non-Cumulative Preferred Stock, Series T, which was issued in 2008, and (b) remove the reference to Fannie Mae’s 8.75% Non-Cumulative Mandatory Convertible Preferred Stock, Series 2008-1, which is no longer outstanding.
Other Modifications
The January 2025 Letter Agreement also modified the notice provisions of the SPSPA, senior preferred stock certificate and warrant, and made miscellaneous additional conforming edits to the SPSPA.
The description of the January 2025 Letter Agreement provided in this report is qualified in its entirety by reference to the full text of the agreement, which is filed as Exhibit 10.1 to this report and incorporated herein by reference.
Material Relationships with Treasury
Treasury beneficially owns more than 5% of the outstanding shares of our common stock by virtue of the warrant we issued to Treasury on September 7, 2008. Discussions of Treasury’s beneficial ownership of our common stock and our transactions with Treasury are contained in our 2023 Form 10-K under the heading “Certain Relationships and Related Transactions, and Director Independence—Transactions with Related Persons—Transactions with Treasury” and are incorporated herein by reference. Our 2023 Form 10-K also contains a description of the SPSPA, the senior preferred stock and the warrant, prior to the modifications described under “Letter Agreement with Treasury” above, in “Business—Conservatorship and Treasury Agreements—Treasury Agreements,” “Note 2, Conservatorship, Senior Preferred Stock Purchase Agreement and Related Matters—Senior Preferred Stock Purchase Agreement” and “Note 12, Equity.”
Item 8.01 Other Events.
Treasury and FHFA Side Letter
On January 2, 2025, FHFA and Treasury entered into a side letter agreement (the “Side Letter”). In the Side Letter, FHFA and Treasury agreed to complete certain actions prior to the termination of the conservatorship of Fannie Mae or Freddie Mac, which are summarized below:
•Commitment to Conduct Market Impact Assessment. Prior to a termination of the conservatorship of Fannie Mae or Freddie Mac (other than through a receivership), FHFA will issue a public request for information outlining options for the termination of conservatorship and seek input on potential impacts of each option on the housing market and on Fannie Mae and Freddie Mac. Following the public input period, FHFA will brief the Financial Stability Oversight Council on a summary of the public input received. No more than six months prior to FHFA’s request for Treasury’s consent to the termination of the conservatorship of Fannie Mae or Freddie Mac (other than through a receivership), FHFA will provide Treasury a specific proposal that: (1) sets forth its recommended approach to the termination of the conservatorship; (2) reflects the public input received; (3) includes a market impact assessment describing how the recommended approach may impact the housing market and Fannie Mae or Freddie Mac; and (4) addresses any amendments to the SPSPA, senior preferred stock certificate or warrant that may be required to implement the recommended approach to the termination of the conservatorship.
•Conservatorship. Treasury will consult with the President prior to consenting to any request by FHFA, Fannie Mae or Freddie Mac pursuant to Section 5.3 of the SPSPA related to a termination of conservatorship.
The description of the Side Letter provided in this report is qualified in its entirety by reference to the full text of the letter, which is filed as Exhibit 99.1 to this report and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits. The following exhibits are being submitted with this report.

Exhibit Number	Description of Exhibit
10.1
Letter Agreement between the United States Department of the Treasury and the Federal National Mortgage Association, acting through the Federal Housing Finance Agency as its conservator, dated January 2, 2025

99.1	Side Letter Agreement between the Federal Housing Finance Agency and the United States Department of the Treasury, dated January 2, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL NATIONAL MORTGAGE ASSOCIATION

By	/s/ Thomas L. Klein
Thomas L. Klein
Enterprise Deputy General Counsel—Vice President
Date: January 7, 2025
4